Grant Park FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC

Monthly Flash Report November 30, 2005

Dearborn Capital Management, LLC

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

MONTHLY COMMENTARY

The Grant Park Futures Fund was profitable for the month of November. Gains came from positions in a majority of sectors, with the largest profits coming from the metals and stock indices. Positions in the currencies, agricultural/soft commodities and energies were also responsible for positive returns. Losses were the result of positions in the interest rate sector. Long positions in the metals sector were profitable for the month as prices for base and precious metals rose during the period. Gold rallied to levels not seen in almost 18 years as continued buying on behalf of China and India helped to push the market higher. Gains also came from longs in the base metals as ongoing demand for raw materials pushed prices for aluminum, copper and zinc to higher levels. Stock indices rallied around the globe during the month, benefiting long positions in the sector. News that the Japanese economy had posted its fourth consecutive quarter of positive growth helped send the Nikkei to its highest level in nearly five years. Long positions in the European indices were also profitable as the German DAX and Euro STOXX index posted higher closes. A stronger U.S. dollar resulted in profits to positions in the currency sector. Short positions in the Japanese yen made gains as the Asian currency lost ground to the U.S. dollar after Fed Chairman Greenspan warned of the consequences of long-term inflation. Long positions in the sugar market resulted in gains for the agricultural/soft commodity sector. Technical-driven buying on behalf of some of the larger commodity funds helped push prices higher for the month. Short positions in the corn market additionally led to gains in the sector. Bearish data included news that the U.S. Department of Agriculture had increased its ending stocks estimates (actual amount of corn used) for 2005-06. Short positions in the energy sector also reported gains as prices for heating oil fell amid a spate of unseasonably warm weather across user regions in the U.S. Prices for crude oil were also lower, adding to profits. Lastly, positions in the interest rate sector resulted in losses. Short positions in the Eurodollar contract sustained the largest setbacks as the short-term interest rate product traded higher in response to the release of the Federal Open Market Committee's November 1st minutes, which warned of the ramifications of carrying the tightening cycle too far. Losses were also the result of short positions in the Ten-year note and Thirty-year bond as prices rose on data that suggested continued strong foreign demand for U.S. securities.

November 30, 2005 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	4.12%	4.05%
Year-to-Date Return	(2.14%)	(2.97%)
Net Asset Value	$1,079.942	$956.902

**Subject to receipt of independent verification.*

Statistics since inception – Class A Units **
January 1, 1989 through November 30, 2005

Total Fund Assets (A and B):	$304M
12 Month Return:	(3.00)%
36 Month Cumulative Return:	14.62%
60 Month Cumulative Return:	45.93%
Compounded Annual ROR:	16.85%
3 Yr. Comp. Ann. ROR:	4.65%
5 Yr. Comp. Ann. ROR:	7.85%
10 Yr. Comp. Ann. ROR:	8.73%
Average 12-Month Return:	22.68%
Worst Drawdown (6/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	7.46%
Average 1-Month Loss:	(5.14%)
# of Winning Months	110
# of Losing Months:	93

See the glossary at the end of this presentation for definitions relevant to this table.

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of November 30, 2005


METALS
10%
ENERGY
10%
INTEREST RATES
26%
STOCK INDICES
12%
AGS/SOFTS
16%
CURRENCIES
26%

For a list of contracts traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. Grant Park's trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

HISTORICAL PERFORMANCE**

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD	B Unit*** YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%	7.73%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%	194.60%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)	(7.52%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)	(16.18%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%	82.76%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%	23.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%	22.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)	(1.39%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%	16.37%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%	21.41%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)	(8.97%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%	10.08%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%	6.14%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%	14.32%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.12%**	0.06%	2.45%	(0.98%)	5.93%	20.03%	19.06%***
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.47%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(7.58%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.05%*		(2.14%)*	(2.97%)*

**Subject to receipt of independent verification.*
***Actual Class A Unit net monthly returns are reflected from January, 1989 through July, 2003. Actual Class B Unit net monthly returns are reflected from August, 2003 (inception of trading for B Units) forward. Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses over Class A Units.*
****From January 1989 through July 2003 Proforma Class B Unit data is reflected in YTD calculations. Actual Class B Unit Performance reflected from 8/1/03.*

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: $10,000 Individual/$4,000 ERISA or qualified plans, additional minimum investment $2,000;
Class A Units: New Accounts - $200,000, $15,000 Individual/$4,000 ERISA or qualified plans additional minimum investment. Existing Class A Unit holders and related parties have a minimum investment of $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Winton Capital Management and Saxon Investment Corporation.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $45,000 annual income and a net worth of $45,000 exclusive of home, auto and furnishings, or $150,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Firm's Administrative Department as firm requirements may also vary.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

Dearborn
Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com